ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Escrow Agreement”) is made as of December 23, 2007, by and between Kinglake Resources, Inc. (the "KGLK" or "Party A"), a Nevada corporation; Orient Come Holdings Limited, a British Virgin Islands company ("Party A Subsidiary" or "Orient"); and the Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the PRC ("Chinese Advertisement Company" or "Party B"); the persons listed on Schedule A hereto ("Party B Shareholders"); and Arnstein & Lehr LLP, a law firm ("Escrow Agent) (each of the parties hereto is a "Party" and, collectively, they are the "Parties").

WITNESSETH

WHEREAS, on or about December 23, 2007, Party A Subsidiary and KGLK entered into an Acquisition Agreement (the "Acquisition Agreement");

WHEREAS, on or about December 23, 2007, Party A Subsidiary, KGLK and Party B and the Party B Shareholders entered into a Share Exchange Agreement (the "Share Exchange Agreement);

WHEREAS, on or about December 23, 2007, Party A Subsidiary and Party B entered into a Business Cooperation Agreement (the "Business Cooperation"); and

WHEREAS, as contemplated in the Share Exchange Agreement and Business Cooperation Agreement, Party A Subsidiary, KGLK, Party B and the Party B Shareholders intend that this Escrow Agreement shall delineate the escrow arrangements between Party A and the Party B Shareholders.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Party A and Party B hereby agree as follows:

1. Pursuant to the provisions of the Share Exchange Agreement, the 10,500,000 new issued, but not outstanding restricted common shares of KGLK (the "Escrowed Shares") will be deposited or held in an escrow account with the Escrow Agent.

2. The 10,500,000 new restricted common shares of KGLK will be distributed to Party B Shareholders according to the following terms and conditions:

(a) Not later than 90 days after the end of the first anniversary of this Agreement, Party A will prepare and deliver to Party B and Escrow Agent with calculations setting forth in sufficient detail Party B's "RMB Before Tax Profit" for such one year period (the "One Year Tax Profit Report").  Such Report shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis.  Party B shall have 15 days after receipt of such Report (the "Pretax Profit Objection Statement"), to provide Party A and Escrow Agent, in writing, with any objections Party A shall have to the calculations set forth in the One Year Tax Profit Report (the "Objections").  In the event that Party A and Escrow Agent have not received any such Objections within the objection period, the One Year Tax Profit Report shall be considered final and conclusive.  The number of shares to be released shall be determined in accordance with Appendix I.

In the event the Escrow Agent and Party A receive one or more Objections within the applicable time period and are unable to resolve such Objections within twenty (20) days from the receipt of such notice, Party A and Party B hereto shall collectively agree upon an outside independent accounting firm which shall then be engaged to compile the information required to be included in the One Year Tax Profit Report.  Once complied, such Report shall be conclusive, and any Escrowed Shares due thereunder shall be paid by Escrow Agent to Party B on account of the Party B Shareholders with 15 days of the day hereof.  Any costs associated with the engagement of an outside accounting firm shall be shared equally by Party A and Party B Shareholders.

(b) Not later than 90 days after the end of the second anniversary of this Agreement, Party A will prepare and deliver to Party B and Escrow Agent with calculations setting forth in sufficient detail Party B's "RMB Before Tax Profit" for such two year period (the "Two Year Tax Profit Report").  Such Report shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis.  Party B shall have 15 days after receipt of such Report (the "Pretax Profit Objection Statement"), to provide Party A and Escrow Agent, in writing, with any objections Party A shall have to the calculations set forth in the Two Year Tax Profit Report (the "Objections").  In the event that Party A and Escrow Agent have not received any such Objections within the objection period, the Two Year Tax Profit Report shall be considered final and conclusive.  The number of shares to be released shall be determined in accordance with Appendix I.

In the event the Escrow Agent and Party A receive one or more Objections within the applicable time period and are unable to resolve such Objections within twenty (20) days from the receipt of such notice, Party A and Party B hereto shall collectively agree upon an outside independent accounting firm which shall then be engaged to compile the information required to be included in the Two Year Tax Profit Report.  Once complied, such Report shall be conclusive, and any Escrowed Shares due thereunder shall be paid by Escrow Agent to Party B on account of the Party B Shareholders with 15 days of the day hereof.  Any costs associated with the engagement of an outside accounting firm shall be shared equally by Party A and Party B Shareholders.

(c) Not later than 90 days after the end of the third anniversary of this Agreement, Party A will prepare and deliver to Party B and Escrow Agent with calculations setting forth in sufficient detail Party B's "RMB Before Tax Profit" for such three year period (the "Three Year Tax Profit Report").  Such Report shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis.  Party B shall have 15 days after receipt of such Report (the "Pretax Profit Objection Statement"), to provide Party A and Escrow Agent, in writing, with any objections Party A shall have to the calculations set forth in the Three Year Tax Profit Report (the "Objections").  In the event that Party A and Escrow Agent have not received any such Objections within the objection period, the Three Year Tax Profit Report shall be considered final and conclusive.  The number of shares to be released shall be determined in accordance with Appendix I.

In the event the Escrow Agent and Party A receive one or more Objections within the applicable time period and are unable to resolve such Objections within twenty (20) days from the receipt of such notice, Party A and Party B hereto shall collectively agree upon an outside independent accounting firm which shall then be engaged to compile the information required to be included in the Three Year Tax Profit Report.  Once complied, such Report shall be conclusive, and any Escrowed Shares due thereunder shall be paid by Escrow Agent to Party B on account of the Party B Shareholders with 15 days of the day hereof.  Any costs associated with the engagement of an outside accounting firm shall be shared equally by Party A and Party B Shareholders.

3. Each Party shall use their best efforts to make available to the other Party all work papers, and other financial materials used in preparing the appropriate reports, and make such information available to such Parties' accountants or representatives at such reasonable times and upon reasonable notice at any time during the preparation (a) by Party A of the applicable report, (b) the review by Party B of the applicable report, and (c) the resolution by the Parties of any objections thereto.

4. Appointment of Escrow Agent.  Parties hereby appoint the Escrow Agent as escrow agent upon the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.  This Escrow Agreement and the Escrow Agent’s obligations hereunder shall commence on the date first written above.

5. Disbursement Into Court.  At any time, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any court it deems appropriate, to determine ownership or disposition of the Escrowed Shares or it may deposit the Escrowed Shares with the clerk of any appropriate court or it may retain the Escrowed Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrowed Shares are to be disbursed and delivered.  During the pendency of any such action, the Escrow Agent may suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).  The Escrow Agent shall have no liability to all Parties or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrowed Shares or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Limitation of Responsibility and Liability and Duties of the Escrow Agent.  The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, and liabilities of the Escrow Agent:

(a) The Escrow Agent shall not be liable for any error in judgment or mistake of law or fact, or for any action taken or omitted to be taken by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment.  The Escrow Agent shall not be liable for any delay in delivering the Escrowed Shares to any party to this Escrow Agreement, absent its own gross negligence or willful misconduct.

(b) The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a writing delivered to the Escrow Agent signed by all Parties and, if the duties or rights of the Escrow Agent are affected by any such modification of or waiver under this Escrow Agreement unless the Escrow Agent shall have given its prior written consent thereto.

(c) The Escrow Agent shall be indemnified and held harmless by all Parties, upon demand by the Escrow Agent, from and against any claims, demands, losses, damages, liabilities, costs and expenses, including counsel fees and disbursements, (collectively, “Damages”) suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such Damages.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder, except to the extent of actual prejudice demonstrated by such party.  The obligations of all Parties under this subsection shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

(d) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto prior written notice of at least seven (7) business days.  As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto, jointly, all of the Escrowed Shares held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new escrow agent is so appointed within the twenty (20) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrowed Shares with any court it deems appropriate.

(e) The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrowed Shares, without determination by the Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrowed Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

7. Governing Law; Jurisdiction, Venue.  This Escrow Agreement, and all proceedings hereunder, shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (either of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.  Each party to this Escrow Agreement hereby submits to exclusive jurisdiction of any state or federal court within Broward County, Florida for purposes of all legal proceedings arising out of or relating to this Escrow Agreement or the transactions contemplated hereby.  Each party to this Escrow Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

8. Notices.  All notices and communications shall be deemed to have been duly given: at the time (a) when received, if deposited in the mail, postage prepaid, addressed as provided below; (b) when transmission is verified, if telecopied; and (c) on the next business day, if timely delivered to a courier service guaranteeing overnight delivery; provided that the Escrow Agent shall have no obligation hereunder unless notice is actually received by it;

If to Party A:                                          Kinglake Resources, Inc.
Suite 500-666
Burrard Street, Vancouver, BC
V6C 3P6, Canada
Attention:  Jake Wei

With a copy to:	Arnstein & Lehr LLP
200 East Las Olas Boulevard
Suite 1700
Fort Lauderdale, FL 33301
Attention:  Joel D. Mayersohn, Esq.

If to Party A Subsidiary:                                                       Orient Come Holdings Limited
Room 810, Block C2
Oriental Plaza, No. 1 Chang An Street
Beijing, China 100738
Attention:  Ke Wang

If to Party B:                                                       Beijing K's Media Advertising Ltd. Co.
Room 211, No. 31
Yan Xi Street, Yan Xi Economic Zone
Huai Rou District, Beijing, China
Attention:  Kun Wei

If to the Escrow Agent:                                                       Arnstein & Lehr LLP
200 East Las Olas Boulevard
Suite 1700
Fort Lauderdale, Florida 33301
Attention:  Joel D. Mayersohn, Esq.
Facsimile No.: (954) 713-7700

If to Party B Shareholders:                                                                 Beijing K's Media Advertising Ltd. Co.
Room 211, No. 31
Yan Xi Street, Yan Xi Economic Zone
Huai Rou District, Beijing, China
Attention:  Yan Zhuang

Any party may change its address by providing written notice of such change to the other parties hereto.  All notices and communications provided by Buyer and/or Seller to the Escrow Agent shall be signed by duly authorized persons of each.

9. Termination of Escrow Agreement.  The Escrow Agent’s responsibilities hereunder shall terminate upon the earliest to occur of the termination of this Escrow Agreement by mutual consent of Parties, the disbursement of the Escrowed Shares pursuant to this Agreement hereof, the disbursement of the Escrowed Shares into court pursuant to this Agreement hereof, and the resignation of the Escrow Agent pursuant to this Agreement hereof.

10. Entire Escrow Agreement.  This Escrow Agreement contains the entire understanding by and among the parties hereto with respect to the subject matter hereof; there are no promises, agreements, understandings, representations or warranties, other than as herein set forth.  No change or modification of this Escrow Agreement shall be valid or effective unless the same is in writing and is signed by all of the parties hereto.

11. Counterparts.  This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

12. Waive of Conflicts.  Parties hereby acknowledge that Escrow Agent has represented Party A in connection with certain acquisitions, securities matters, general corporate counseling, and various other matters, and hereby waive any and all conflicts of interest arising as a result of said representation.  Parties further acknowledge that Escrow Agent may represent Party A in the future, and hereby consent to any such representation.

13. Party B Shareholders appoint Yan Zhuang (the “Designee”) to serve as their authorized representative and give Designee the authority to act on their behalf under the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their respective hands to be set hereto with the intention of being bound effective in all respects as of the date first written above.

Kinglake Resources, Inc.

By: /s/ Jake Wei
Name:                                                                           Jake Wei
Its: President

Orient Come Holdings Limited

By:            /s/ Ke Wang
Name: Ke Wang
Its:            President

Beijing K's Media Advertising Ltd. Co.

By:            /s/ Kun (James) Wei
Name:                                                                           Kun (James) Wei
Its:            President

Party B's Shareholders

/s/ Yan Zhuang
Yan Zhuang

/s/ Yong Lu
Yong Lu

/s/ Lin Chang
Lin Chang

/s/ LiHong Wu
LiHong Wu

/s/ Qing Ya Wang
QingYa Wang

Arnstein & Lehr LLP

By: /s/ Joel D. Maysohn
      Joel D. Mayersohn

SCHEDULE A

List of Shareholders

Yan Zhuang

Yong Lu

Lin Chang

LiHong Wu

QingYa Wang

APPENDIX I

Release Formula

KTV Financial Projection
In US Dollar	Year 1	Year 2	Year 3
Cash Inflow
Signed Sales	2,118,789	15,980,447	36,929,605
90% of Signed Sales	1,906,911	14,382,403	33,236,645
50% of Signed Sales	1,059,395	7,990,224	18,464,803

Release Formula:
Notes:
1. KTV Management Team refers to: Zhuang, Yan; Lu, Yong; Chang, Lin; Wu, LiHong (4 persons). Each of them will receive 25% of total released shares.

2. KTV Management Team are entitled to have 75% of the Escrow Share, that is 10,500,000 X 75% = 7,875,000. Each year, they can have up to 2,625,000 shares. Release Formula (1) apply to KTV Management Team Release Formula (1) applies to KTV Management Team

3. Wang, QingYa (1 person) is entitled to have 25% of the Escrow Share, that is 10,500,000 X 25% = 2,625,000. Each year, he can have up to 875,000. Release Formula (2) applies to him.

Release Formula (1):
Year 1:
If K's Media achieved >=90% of Year 1 Signed Sales, that is >=US$1,900,000, release 2,625,000 to KTV Management Team

If K's Media achieved <50% of Year 1 Signed Sales, that is < $1,059,000, none of the escrowed shares will be released. Rather these shares will be escrowed by the Escrow Agent instead of cancellation.

If K's Media achieved in between, a proportionate number of shares will be released using the following equation: Actual Signed Sales / $1,900,000 X 2,625,000

Year 2:
If K's Media achieved >=90% of Year 2 Signed Sales, that is >=US$14,380,000, release 2,625,000 to KTV Management Team

If K's Media didn't achieve > 50% in Year 1, but achieved >=90% in Year 2, we will release Year 1's escrowed shares using the following equation:
Actual Signed Sales in Year 1 / $1,900,000 X 2,625,000

If K's Media achieved <50% of Year 2 Signed Sales, that is < $7,990,000, none of the escrowed shares will be released.

If K's Media achieved in between, a proportionate number of shares will be released using the following equation:
Actual Signed Sales/ $14,380,000 X 2,625,000

Year 3:
If K's Media achieved >=90% of Year 3 Signed Sales, that is >=US$33,230,000, release 2,625,000 to KTV Management Team

If K's Media achieved <50% of Year 3 Signed Sales, that is < $18,460,000, none of the escrowed shares will be released.

If K's Media achieved in between, a proportionate number of shares will be released using the following equation:
Actual Signed Sales / $33,230,000 X 2,625,000

All un-released shares will be cancelled then.

Release Formula (2):

Release date will be same as Release Formula (1)

Release standard as follows:

eg: Year 1, if Wang, QingYa signed up less than 300 KTV club for the "KTV Advertisement Placing Agreement" with K's Media ("AD Agreement"), we will cancel 60% of his entitled shares, which is 10,500,000 X 25%=2,625,000 X 60% = 1,575,000 shares.

DATE	Condition	Total # of Shares=2,625,000
Year 1	>600	release 60%
	300-600	Pro Rata
	<300	Cancel 60%

Year 2	>600	Release 20%
	300-600	Pro Rata
	<300	Cancel 20%

Year 3	>600	Release 20%
	300-600	Pro Rata
	<300	Cancel 20%